EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE
                      (in thousands, except per share data)

(a) Computation of the weighted average number of shares of common stock outstanding for the fiscal years ended October 31, 1993, 1994, 1995, 1996, 1997, 1998, and 1999.

                                                       Shares of                     Weighted Shares Outstanding
                                                       Common Stock
1993
November 1, 1992 to October 31, 1993                        6,400                               6,400
Shares issued in connection with the
  acquisition of Digital Audio Limited                      1,625                                 423
Shares issued in connection with the
acquisition of Versus Technology Limited                    1,208                                 198
                                                          -------                             -------
                                       Total                9,233                               7,021
                                                          =======                             =======

1994
November 1, 1993 to October 31, 1994                        9,233                               9,233
Shares issued in connection with the
February 28, 1994 Stock Exchange                              392                                 263
Shares purchased by a member of senior management in
connection with the Digilog acquisition                        10                                   3
                                                          -------                             -------
                                       Total                9,635                               9,499
                                                          =======                             =======

1995
November 1, 1994 to October 31, 1995                        9,635                               9,635
Shares issued in connection with public offering            1,875                                 961
Shares issued in connection with the underwriters
exercise of an overallotment option                            88                                  37
                                                          -------                             -------
                                       Total               11,598                              10,633
                                                          =======                             =======

1996
November 1, 1995 to October 31, 1996                       11,598                              11.598
Shares acquired and held in treasury                         (310)                                (66)
                                                          -------                             -------
                                       Total               11,288                              11,532
                                                          =======                             =======

1997
November 11, 1996 to October 31, 1997                       1,288                              11,288
Shares acquired and held in treasury                         (375)                               (211)
                                                          -------                             -------
                                       Total               10,913                              11,077
                                                          =======                             =======

1998
November 1, 1997 to October 31, 1998                       10,913                              10,913
Shares acquired and held in treasury                         (350)                               (105)
                                                          -------                             -------
                                       Total               10,575                              10,818
                                                          =======                             =======

1999
November 1, 1998 to October 31, 1999                       10,575                             $10,818
Shares issued
Shares acquired and held in treasury                         (232)                               (440)
                                                          -------                             -------
                                       Total              $10,343                             $10,378
                                                          =======                             =======

(b) Computation of Earnings per Share

Computation of earnings per share is net (loss) income divided by the weighted average number of shares of common stock outstanding for the fiscal years ended October 31, 1993, 1994, 1995, 1996, 1997, 1998, and 1999.

                                               1993            1994          1995        1996          1997       1998        1999
Net earnings (loss)                          $ 3,700         $ 8,975       $ 8,164     $(5,590)      $ 3,596    $(11,203)   $(1,617)

Weighted average
Number of shares of common stock
outstanding                                    7,021           9,499        10,633      11,532        11,077      10,818     10,378

Earnings per share                           $  0.53         $  0.95       $  0.76     $ (0.48)      $ (0.32)   $  (1.04)   $ (0.16)

Note: The Company adopted FAS 128 for the year ended October 31, 1998. No restatement of prior year's earnings per share was required. There are no material differences between basic earnings per share ( above) and diluted earnings per share as a result of "in the money" potential common shares not being significant.